UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2006
MAVERICK TUBE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10651	43-1455766
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

16401 Swingley Ridge Road, Seventh Floor
Chesterfield, Missouri	63017
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code : (636) 733-1600
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant’s Code of Ethics or Waiver of a Provision of the Code of Ethics
Item 9.01 Financial Statements and Exhibits
Code of Business Conduct and Ethics

Item 5.05 Amendments to the Registrant’s Code of Ethics or Waiver of a Provision of the Code of Ethics
On February 28, 2006, the Board of Directors of Maverick Tube Corporation (the “Registrant”) approved and adopted the Maverick Tube Corporation Code of Business Conduct and Ethics (the “Code”), attached hereto as Exhibit 99.1 and incorporated herein by reference. The Code replaces our original Code of Business Conduct and Ethics and memorializes the additional ethical standards and procedures, which the Registrant’s board of directors deems to be “best practices,” that have been implemented since the adoption of the original code. As such, the Code emphasizes to all directors, officers and employees of the Registrant the business and ethical standards to which they are expected to adhere. The Code will be posted to the Registrant’s website, www.mavericktube.com.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

No.	Description
99.1	Maverick Tube Corporation Code of Business Conduct and Ethics, as approved by the Board of Directors of Maverick Tube Corporation on February 28, 2006
The information in this Current Report on Form 8-K, including the attached exhibits, is “furnished,” but shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of the Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing. This report and the attached exhibits may contain forward-looking information that is based on assumptions that are subject to numerous business risks, many of which are beyond the control of Maverick. There is no assurance that such assumptions will prove to be accurate. Actual results may differ from these forward-looking statements due to numerous factors, including those described under “Risk Factors” and elsewhere in Maverick’s Form 10-K for its year ended December 31, 2004.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 6, 2006

MAVERICK TUBE CORPORATION
By:	/s/ Joyce M. Schuldt
Joyce M. Schuldt
Senior Vice President -- Finance, Chief Financial Officer and Secretary